Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
Dynatronics Corporation
Salt Lake City, Utah
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2015, relating to the consolidated financial statements of Dynatronics Corporation appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2015.
We also consent to the reference to us under the caption "Experts" in the Prospectus.
/s/ Mantyla McReynolds, LLC
Mantyla McReynolds, LLC
Salt Lake City, Utah
February 1, 2017